UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 27, 2018

Date of Report (date of earliest event reported)

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8931	95-1678055
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

9333 Balboa Avenue
San Diego, California	92123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                      Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2018, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Cubic Corporation (“Cubic”), and pursuant to the amended and restated bylaws of Cubic, the Board appointed Prithviraj Banerjee to fill a newly-created seat on the Board, effective September 1, 2018, with an initial term expiring at the 2019 annual meeting of Cubic’s shareholders.

Banerjee is currently a senior client partner for Korn Ferry where he is responsible for the Internet of Things (IoT) and digital transformation advisory services within the organization’s global industrial practice. He also serves on the Board of Directors of Cray, Inc., a company that specializes in supercomputers and solutions for storage and analytics.  Prior to his role at Korn Ferry, Banerjee was the executive vice president and chief technology officer for Schneider Electric, responsible for driving innovation and technology differentiation and R&D activities of the company. He has also served in several senior leadership roles including managing director of global technology R&D at Accenture; chief technology officer and executive vice president of ABB; and senior vice president of research and director of HP Labs at Hewlett-Packard. Banerjee founded AccelChip, a developer of products and services for electronic design automation in 2000 and was also the founder, chairman and chief scientist of BINACHIP in 2006.

During Banerjee’s 22-year career in academia, he served as dean of the College of Engineering at the University of Illinois at Chicago, Walter P. Murphy professor and chairman of electrical and computer engineering (ECE) at Northwestern University and professor of ECE at the University of Illinois. Banerjee holds a Bachelor of Technology in electronics and electrical engineering from the Indian Institute of Technology in Kharagpur, India and a Master of Science and Ph.D. in electrical engineering from the University of Illinois at Urbana-Champaign.

Banerjee will receive an award of restricted stock units with a market value of $75,000.00 with the annual director grants in November 2018. The award will be granted pursuant to Cubic’s standard form of Non-Employee Director Restricted Stock Unit Award Grant Notice and Award Agreement under Cubic’s 2015 Equity Incentive Plan, and will vest in two parts, the first on October 1, 2019 for one half of the total amount, and the second and final on October 1, 2020 for the remaining half of the award. Banerjee will receive an annual retainer of $50,000 for his service on the Board, consistent with Cubic’s other non-employee directors.  There are no other arrangements or understandings between Banerjee and any other person pursuant to which he was selected to serve on the Board.  There are no transactions in which Cubic is a party and in which Banerjee has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) in which Cubic is a party and in which Banerjee has a material interest. The Board has determined that Banerjee meets the applicable independence requirements of the rules and regulations of the New York Stock Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2018	CUBIC CORPORATION

	By:	/s/ James R. Edwards
	Name:	James R. Edwards
	Title:	Senior Vice President, General Counsel & Secretary